                                                                     EXHIBIT 4.1

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS SECURITY MAY BE RESOLD OR OTHERWISE TRANSFERRED ONLY PURSUANT TO AN EXEMPTION FROM REGISTRATION (IF AVAILABLE) UNDER THE SECURITIES ACT, OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.


No. W-____                               Warrant to Purchase ________ Shares of
                                         Common Stock (subject to adjustment)



                        WARRANT TO PURCHASE COMMON STOCK

                                       OF

                     AMERICAN ORIENTAL BIOENGINEERING, INC.


     This Warrant (the "WARRANT") is issued to ________ or his, her or its permitted assigns ("HOLDER") by AMERICAN ORIENTAL BIOENGINEERING, INC., a Nevada corporation (the "COMPANY"), on November __, 2005 (the "WARRANT ISSUE DATE") for agreed upon consideration, receipt of which is hereby acknowledged.

     1. Number of Shares. Subject to the terms and conditions hereinafter set forth, the Holder is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the Holder in writing), to purchase from the Company up to _____ shares of common stock, par value $0.001 per share ("COMMON STOCK"), of the Company at the Exercise Price (defined below), subject to adjustment as provided in Section 8 hereof.

     2. Exercise Price. The exercise price for the shares of Common Stock purchasable hereunder shall be $6.50 per Warrant Share, as adjusted from time to time pursuant to Section 8 hereof (the "EXERCISE PRICE").

     3. Exercise Period. This Warrant may be exercised at any time after the date hereof until 5:00 p.m., New York City time, on November __, 2008.

     4. Redemption. At any time after the later of eighteen months from the date hereof and the date when there is a currently effective registration statement registering the resale of the shares of Common Stock for which this Warrant is exercisable as contemplated by the Registration Rights Agreement dated as of the date hereof executed by the Company and the Holder (the "REGISTRATION RIGHTS AGREEMENT" and such registration statement, the "REGISTRATION STATEMENT") and prior to the exercise of this Warrant:

          (a) This Warrant may be redeemed, at the option of the Company, on a date fixed by the Company for redemption (the "REDEMPTION DATE"), which Redemption Date shall not be less than twenty (20) days after the mailing of the notice of redemption referred to below, at a redemption price of $0.01 per Warrant, provided the Market Price (as defined below) of the Common Stock issuable upon exercise of this Warrant shall exceed 150% of the Exercise Price for a period of thirty (30) consecutive trading days ending no more than fifteen (15) days prior to the date of the notice of redemption. Notwithstanding the foregoing, the Company's right to redeem this Warrant shall be ineffective if at any time during the period between the time the Company provides notice of redemption and prior to the Redemption Date, the Registration Statement ceases to remain effective or any Blackout Period (as defined in the Registration Rights Agreement).

          (b) If the conditions set forth in Section 4(a) are met, and the Company elects to exercise its right to redeem this Warrant, it shall mail a notice of redemption to the registered Holder of this Warrant, via facsimile, nationally recognized courier or first class mail, postage prepaid, not later than the twentieth (20th) day before the Redemption Date, at such last address as shall appear on the records maintained by the Company.

          (c) The notice of redemption shall specify (i) the redemption price,
     (ii) the Redemption Date and (iii) that the right to exercise this Warrant shall terminate at 5:00 P.M. (New York time) on the business day immediately preceding the Redemption Date. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity of the proceedings for such redemption except as to a registered Holder (A) to whom notice was not mailed or (B) whose notice was defective. An affidavit of the Secretary of the Company that notice of redemption has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

          (d) Any right to exercise this Warrant shall terminate at 5:00 P.M. (New York City time) on the business day immediately preceding the Redemption Date. On and after the Redemption Date, Holder of this Warrant shall have no further rights except to receive, upon surrender of this Warrant, the redemption price.

          (e) The term "MARKET PRICE" means the closing sale price of one share of the Company's Common Stock on the American Stock Exchange or other national securities exchange on which the shares are then listed or, if the Company's Common Stock is not then traded on the American Stock Exchange or other national securities exchange, the closing bid price on any automated quotation system on which shares of the Company's Common Stock are then quoted.

     5. Method of Exercise. While this Warrant remains outstanding and exercisable in accordance with Section 3, the Holder may exercise, in whole or in part, the purchase rights evidenced hereby. Such exercise shall be effected by:

          (a) the surrender of the Warrant, together with a duly executed copy of the form of Notice of Exercise attached hereto, to the Secretary of the Company at its principal offices set forth on the signature page hereof or such other address as provided for in Section 17); and

          (b) the payment in the form of a certified or bank cashier's check payable to the order of the Company in an amount equal to the Exercise Price multiplied by the number of shares of Common Stock for which this Warrant is being exercised; provided, however, if the Registration Statement has not been declared effective by the SEC by the first anniversary hereof, until such time as the Registration Statement has been declared effective by the SEC (or following such time as the Registration Statement has become effective, during any period in which the Registration Statement ceases to be effective or during the term of any Blackout Period), the Holder of the Warrants shall have the right at any such time to exercise the Warrants in full or in part by surrendering the Warrants in exchange for the number of shares of Common Stock issuable upon exercise of the Warrants equal to the product of (x) the number of shares of Common Stock issuable upon exercise of the Warrants as to which the Warrants are being exercised multiplied by (y) a fraction, the numerator of which is the Market Price on the date of exercise of the shares of Common Stock issuable upon exercise of the Warrants less the Exercise Price and the denominator of which is such Market Price (a "CASHLESS EXERCISE").

     6. Certificates for Shares. Upon the exercise of the purchase rights evidenced by this Warrant, one or more certificates for the number of shares of Common Stock so purchased shall be issued as soon as practicable thereafter (with appropriate restrictive legends, if applicable), and in any event within ten (10) business days of the delivery of the Notice of Exercise.

     7. Issuance of Shares. The Company covenants that the shares of Common Stock, when issued pursuant to the exercise of this Warrant, will be duly and validly issued, fully paid and nonassessable and free from all taxes, liens, and charges with respect to the issuance thereof.

     8. Adjustment of Exercise Price and Kind and Number of Shares. The number and kind of securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

          (a) Subdivisions, Combinations and Other Issuances. If the Company shall at any time prior to the expiration of this Warrant (i) subdivide its Common Stock, by split-up or otherwise, or combine its Common Stock, or
     (ii) issue additional shares of its Common Stock or other equity securities as a dividend with respect to any shares of its Common Stock, then the number of shares of Common Stock issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision (by stock split, stock dividend or otherwise), or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the Exercise Price, but the aggregate Exercise Price payable for the total number of shares of Common Stock purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 8(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

          (b) Reclassification, Reorganization and Consolidation. In case of any reclassification, capital reorganization, or change in the Common Stock of the Company (other than as a result of a subdivision, combination, or stock dividend provided for in Section 8(a) above), then, as a condition of such reclassification, reorganization, or change, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to the Exercise Price, the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, reorganization, or change by a holder of the same number of shares of Common Stock as were purchasable by the Holder immediately prior to such reclassification, reorganization, or change. In any such case appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the purchase price per share payable hereunder, provided the aggregate Exercise Price shall remain the same.

          (c) Adjustment of Exercise Price and Number of Shares upon Issuance of Common Stock. Except as otherwise provided in Sections 8(a), 8(b), 8(e) and 8(i), if and whenever on or after the date of issuance of this Warrant, the Company issues or sells, or is deemed to have issued or sold, any shares of Common Stock for no consideration or for consideration per share less than a price equal to the Exercise Price in effect immediately prior to such issuance or sale, then immediately after such issuance or sale, the Exercise Price then in effect shall be reduced to an amount equal to the product of (x) the Exercise Price in effect immediately prior to such issuance or sale and (y) quotient obtained by dividing (I) the sum of (a) the number of shares of Common Stock Deemed Outstanding immediately prior to such issuance or sale and (b) the quotient determined by dividing (i) the consideration, if any, received by the Company upon such issuance or sale by (ii) the Exercise Price by (II) the number of shares of Common Stock Deemed Outstanding immediately after such issuance or sale. Upon each such adjustment of the Exercise Price hereunder, the number of shares of Common Stock acquirable upon exercise of this Warrant shall be adjusted to the number of shares determined by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock acquirable upon exercise of this Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment. "COMMON STOCK DEEMED OUTSTANDING" means the number of shares of Common Stock actually outstanding (not including shares of Common Stock held in the treasury of the Company), plus (A) in case of any adjustment required by Section 8(d) resulting from the issuance of any Options (as defined below), the maximum total number of shares of Common Stock issuable upon the exercise of the Options for which the adjustment is required (including any Common Stock issuable upon the conversion of Convertible Securities (as defined below) issuable upon the exercise of such Options), and (B) in the case of any adjustment required by Section 8(d)(ii) resulting from the issuance of any Convertible Securities, the maximum total number of shares of Common Stock issuable upon the exercise, conversion or exchange of the Convertible Securities for which the adjustment is required, as of the date of issuance of such Convertible Securities, if any. To the extent that shares of Common Stock are issued for cash, the per share price at which such shares were issued shall be equal to the quotient determined by dividing the cash proceeds received by the Company net of any underwriting discounts or commissions by the total number of shares issued in such issuance. To the extent that shares of Common Stock are issued for consideration other than cash, the per share price at which such shares were issued shall be equal to the quotient determined by dividing the fair value of the consideration received by the Company in exchange for such shares (as determined in good faith by the Company's board of directors) by the total number of shares issued in such issuance.

          (d) Effect on Exercise Price of Certain Events. For purposes of determining the adjusted Exercise Price pursuant to Section 8 hereof, the following shall be applicable:

               (i) Issuance of Options. If the Company in any manner grants any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities (excluding options granted in connection with one or more employee benefit plans approved by the Company's board of directors, pursuant to which the Company's securities may be issued to any employee, officer, director, consultant or other service provider of the Company or any subsidiary (the "APPROVED STOCK PLANS")) ("OPTIONS") and the lowest price per share for which one share of Common Stock is issuable upon the exercise of such Options is less than the Exercise Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 8(d)(i), the "lowest price per share for which one share of Common Stock is issuable upon exercise of any such Option" shall be equal to the sum of the lowest amounts of consideration (if any) received by the Company with respect to any one share of Common Stock upon the granting or sale of the Option, upon exercise of the Option and upon conversion or exchange of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Exercise Price shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities. Upon the expiration or termination of any unexercised Option, such Exercise Price shall be readjusted to such amount as would have been obtained had the adjustment made upon the granting or issuance of such Option been made based upon the issuance of only the number of shares of Common Stock actually issued on exercise of such Option. Notwithstanding the foregoing, no adjustment shall be made pursuant to this Section 8(d)(i) to the extent that such adjustment is based solely on the fact that the Convertible Securities issuable upon exercise of such Option are convertible into or exchangeable for Common Stock at a price which varies with the market price of the Common Stock.

               (ii) Issuance of Convertible Securities. If the Company in any manner issues or sells any stock or securities (other than Options) directly or indirectly convertible into or exchangeable for Common Stock ("CONVERTIBLE SECURITIES") and the lowest price per share for which one share of Common Stock is issuable upon the conversion or exchange thereof is less than the Exercise Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Convertible Securities for such price per share. For purposes of this
          Section 8(d)(ii), the "lowest price per share for which one share of Common Stock is issuable upon conversion or exchange" shall be equal to the sum of the lowest amounts of consideration (if any) received by the Company with respect to any one share of Common Stock upon the conversion or exchange of such Convertible Securities, and if any such issuance or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Exercise Price has been or are to be made pursuant to other provisions of this Section 8, no further adjustment of the Exercise Price shall be made by reason of such issuance or sale. Upon the expiration of any rights of conversion or exchange under such Convertible Securities, such Exercise Price shall be readjusted to such amount as would have obtained had the adjustment made upon the granting or issuance of such Convertible Securities been made based upon the issuance of only the number of shares of Common Stock actually issued on conversion of such Convertible Securities. Notwithstanding the foregoing, no adjustment shall be made pursuant to this Section 8(d)(ii) to the extent that such adjustment is based solely on the fact that such Convertible Securities are convertible into or exchangeable for Common Stock at a price which varies with the market price of the Common Stock.

               (iii) Change in Option Price or Rate of Conversion. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issuance, conversion or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, the Exercise Price in effect at the time of such change shall be adjusted to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold and the number of shares of Common Stock acquirable hereunder shall be correspondingly readjusted. For purposes of this Section 8(d)(iii), if the terms of any Option or Convertible Security that was outstanding as of the date of issuance of this Warrant are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change.

          (e) Fundamental Transactions. If, at any time while this Warrant is outstanding, (1) the Company effects any merger or consolidation of the Company with or into another person or entity, (2) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (3) any tender offer or exchange offer (whether by the Company or another person or entity) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (4) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a "FUNDAMENTAL TRANSACTION"), then the Holder shall have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the shares of Common Stock purchasable hereunder immediately theretofore issuable upon exercise of the Warrant, such shares of stock, securities or assets (including cash) as would have been issuable or payable with respect to or in exchange for a number of shares of Common Stock issuable hereunder equal to the number of shares of Common Stock immediately theretofore issuable upon exercise of the Warrant, had such Fundamental Transaction not taken place. The provisions of this paragraph 8(e) shall apply to successive consolidations, mergers, sales, conveyances or share exchanges.

          (f) Minimum Adjustment. No adjustment in the number of shares of Common Stock purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the number of shares of Common Stock purchasable upon the exercise of each Warrant; provided, however, that any adjustments which by reason of this
     Section 8(f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment but not later than three (3) years after the happening of the specified event or events. All calculations shall be made to the nearest one thousandth of a share.

          (g) "Common Stock". For the purposes of this Section 8, the term "COMMON STOCK" shall mean (i) the class of stock designated as the Common Stock of the Company at the date of this Agreement or (ii) any other class of stock resulting from successive changes or reclassifications of such shares consisting solely of changes in par value, or from no par value to par value, or from par value to no par value.

          (h) Notice of Adjustment. When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of the Warrant, or in the Exercise Price, the Company shall promptly notify the holder of such event and of the number of shares of Common Stock or other securities or property thereafter purchasable upon exercise of this Warrant.

          (i) Issuance of New Warrant. Upon the occurrence of any of the events listed in this Section 8 that results in an adjustment of the type, number or exercise price of the securities underlying this Warrant, the Holder shall have the right to receive a new warrant reflecting such adjustment upon the Holder tendering this Warrant in exchange. The new warrant shall otherwise have terms identical to this Warrant.

          (j) No Adjustment. Notwithstanding the foregoing, no adjustment under Sections 8(c) or (d) shall be effected due to, or as a result of any Permitted Issuance. The term "PERMITTED ISSUANCE" shall include (i) the issuance of Common Stock as Liquidated Damages Shares (as defined in the Registration Rights Agreement of even date herewith), (ii) the issuance of the Placement Agent Warrants, (iii) the issuance of Common Stock upon exercise of the Placement Agent Warrants, (iv) the issuance of options or Common Stock by the Company in connection with the Approved Stock Plans, or
     (v) the issuance of Common Stock upon the exercise or conversion of rights, options, warrants, convertible securities and convertible debentures outstanding as of the Closing Date and in accordance with the terms in effect on the Closing Date.

     9. Reservation of Shares; No Impairment. The Company shall at all times keep reserved an appropriate number of shares of Company's Common Stock to facilitate the issuance of shares to Holder pursuant to this Warrant. The Company shall not take any action that would impair Company's ability to comply with the terms of the Warrant. The Company shall provide Holder with at least ten (10) days prior written notice of the record date for any proposed dividend or distribution by the Company.

     10. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor on the basis of the Market Price then in effect, unless such cash payment is less than one dollar ($1.00).

     11. No Stockholder Rights. Prior to exercise of this Warrant, the Holder shall not be entitled to any rights of a stockholder with respect to the shares of Common Stock issuable on the exercise hereof, including (without limitation) the right to vote such shares of Common Stock, receive dividends or other distributions thereon, exercise preemptive rights or be notified of stockholder meetings, and such holder shall not be entitled to any notice or other communication concerning the business or affairs of the Company. However, nothing in this Section 11 shall limit the right of the Holder to be provided the notices required under this Warrant.

     12. Registration Rights Under the Securities Act of 1933. The holder of this Warrant shall be entitled to the benefits of the Registration Rights Agreement dated as of the date hereof, executed by the Company and the original holder of this Warrant with respect to the shares of Common Stock underlying this Warrant.

     13. Successors and Assigns. The terms and provisions of this Warrant shall inure to the benefit of, and be binding upon, the Company and the Holder and their respective successors and assigns.

     14. Payment of Taxes. The Company will pay all documentary stamp taxes, if any, attributable to the issuance of shares of Common Stock to be issued upon the exercise of this Warrant; provided, however, that the Company shall not be required to pay any taxes payable in respect of any transfer involved in the issue or delivery of any certificates for Warrant Shares in a name other than that of the Holder of this Warrant in respect of which such shares of Common Stock are issued, which taxes shall be paid by the Holder.

     15. Mutilated or Missing Warrant. In case this Warrant shall be mutilated, lost, stolen or destroyed, the Company shall issue and deliver in exchange and substitution for and upon cancellation of such mutilated Warrant, or in lieu of and substitution for such Warrant lost, stolen or destroyed, a new Warrant of like tenor and representing an equivalent right or interest, but only upon receipt of evidence reasonably satisfactory to the Company of ownership of such Warrant and of such mutilation, loss, theft or destruction of such Warrant and indemnity and affidavit of loss, if requested, reasonably satisfactory to the Company. An applicant for such substitute Warrant shall also comply with such other reasonable regulations and pay such other reasonable charges and expenses as the Company or its transfer agent may prescribe.

     16. Amendments and Waivers. Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Holders representing not less than fifty percent (50%) of the Warrants then outstanding. Any waiver or amendment effected in accordance with this Section shall be binding upon all Holders of the Warrants and each holder of any shares of Common Stock purchased under this Warrant at the time outstanding (including securities into which such shares have been converted), each future holder of all such Shares, and the Company. Notwithstanding the foregoing, the Company may at any time during the term of this Warrant, without the consent of the Holder, reduce the Exercise Price to any amount and for any period of time deemed appropriate, or make any other change favorable (and not in any respect unfavorable) to the interests of the Holder, as determined in good faith by the Company's board of directors, provided that any such favorable change shall be made for the benefit of all Holders of the Warrants.

     17. Notices. All notices and other communications required or permitted hereunder must be in writing and, except as otherwise noted herein, must be addressed as follows:

     if to the Company, to:

     American Oriental Bioengineering, Inc.

     90 Park Avenue
     17th Floor
     New York, New York 10016
     Attn:  Yanchun (Lily) Li
     Facsimile: (212) 786-7569

     and

     American Oriental Bioengineering, Inc.
     No. 12 Jiance Road
     Nangang District
     Harbin, China
     C1
     15008
     Attn:  Yanchun (Lily) Li
     with a copy to:

     Loeb & Loeb LLP
     345 Park Avenue
     New York, New York 10154
     Attn: Mitchell Nussbaum
     Facsimile: (212) 407-4990

     if to the Holder, to such address as provided in writing to the Company, or to such other address as the party to whom notice is to be given may have furnished to the other parties in writing in accordance with the provisions of this Section 17. Any such notice or communication will be deemed to have been received: (A) in the case of facsimile or personal delivery, on the date of such delivery; and (B) in the case of nationally-recognized overnight courier, on the next business day after the date sent.

     18. Attorneys' Fees. If any action of law or equity is necessary to enforce or interpret the terms of this Warrant, the prevailing party shall be entitled to its reasonable attorneys' fees, costs and disbursements in addition to any other relief to which it may be entitled.

     19. Captions. The section and subsection headings of this Warrant are inserted for convenience only and shall not constitute a part of this Warrant in construing or interpreting any provision hereof.

     20. Governing Law. This Warrant shall be governed by the laws of the State of New York, without regard to the provisions thereof relating to conflict of laws.

     21. Transfer to Comply with the Securities Act. This Warrant and the Shares of Common Stock issuable hereunder, or any other security issued or issuable upon exercise of this Warrant may not be sold or otherwise disposed of, except:

          (a) to a person who, in the opinion of counsel for the Company, or counsel for the Holder who is reasonably acceptable to the Company, is a person to whom this Warrant or the Shares of Common Stock issuable hereunder may legally be transferred without registration and without the delivery of a current prospectus under the Securities Act with respect thereto and then only against receipt of an agreement of such person to comply with the provisions of this Section 21 with respect to any resale or other disposition of such securities which agreement shall be satisfactory in form and substance to the Company and its counsel; or

          (b) to any person upon delivery of a prospectus then meeting the requirements of the Securities Act relating to such securities and the offering thereof for such sale or disposition.

     IN WITNESS WHEREOF, American Oriental Bioengineering, Inc. caused this Warrant to be executed by an officer thereunto duly authorized.


                                    AMERICAN ORIENTAL BIOENGINEERING, INC.


                                    By:_________________________________________
                                       Name:
                                       Title:


Attest:



______________________________

              c/s

                               NOTICE OF EXERCISE

To:    American Oriental Bioengineering, Inc. (the "COMPANY")
Date:
Attn:  Corporate Secretary


     The undersigned hereby elects to:

     Purchase __________ shares of Common Stock of the Comapny pursuant to the terms of the attached Warrant and payment of the Exercise Price of $_______ per share as required under such Warrant accompanying this notice, for a total purchase price of $________.

     Receive __________ shares of Common Stock of the Company, pursuant to the terms of the cashless exercise feature described in Section 5(b) of the attached Warrant (if available), based on a Market Price of $_____ per share.

     The undersigned hereby represents and warrants that the undersigned is acquiring such shares for its own account for investment purposes only, and not for resale or with a view to distribution of such shares or any part thereof.

     The undersigned hereby requests that certificates for the shares of Common Stock purchased hereby be issued in the following name to the following address:


-----------------------------

-----------------------------

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(please print or type name and address and include taxpayer identification number)

If such number of shares of Common Stock shall not be all the shares evidenced by the attached Warrant, a new Warrant for the balance of such shares shall be registered in the name of, and delivered to, the Holder.


                                       HOLDER:


                                       -----------------------------------------

                                       By:


Address:

Date:

Name in which shares should be registered: